Exhibit 99.1

Vivid Seats Wraps Record 2022 and Drives Marketplace Affinity

Full Year 2022 Marketplace GOV of $3.2 billion and Revenues of $600 million

CHICAGO, IL – March 7, 2023 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, “we” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was a stellar year for live events and an exceptional year for Vivid Seats. Our team capitalized on strong demand, navigated the competitive landscape with agility and delivered on financial and strategic objectives that strengthen our business for 2023 and beyond,” said Stan Chia, Vivid Seats CEO. “Both 2022 Marketplace GOV and Revenues exceeded our prior records from 2021 by more than 30% and exceeded our initial guidance midpoint by 10%. Even with substantial competitive pressures in the second half, we delivered Adjusted EBITDA within our guidance range, while making deliberate investments to drive higher customer lifetime value. Momentum from our brand is building and we are steadfast in our strategy – delivering a differentiated product with a compelling value proposition that fosters value in the long term. Innovation and affinity on both sides of our marketplace is key and this quarter we are excited to announce Skybox Drive - an intelligent automation that optimizes revenue for our sellers on Skybox.”

Fourth Quarter 2022 Key Operational and Financial Metrics:

•
Marketplace GOV of $846.0 million – down 3% from $876.5 million in Q4 2021
•
Revenues of $165.0 million – up 1% from $163.9 million in Q4 2021
•
Net income of $24.8 million – up 7565% from $0.3 million net income in Q4 2021
•
Adjusted EBITDA of $33.7 million – up 22% from $27.5 million in Q4 2021

Full Year 2022 Key Operational and Financial Metrics:

•
Marketplace GOV of $3,184.8 million – up 33% from $2,399.1 million in 2021
•
Revenues of $600.3 million – up 35% from $443.0 million in 2021
•
Net income of $70.8 million – up from $19.1 million net loss in 2021
•
Adjusted EBITDA of $113.3 million – up 3% from $109.9 million in 2021

“We are proud of the operational and financial performance we demonstrated in 2022 in our first full year as a public company," said Lawrence Fey, Vivid Seats CFO. “We continued to build long-term value for stakeholders while capturing robust demand and navigating a highly competitive environment. While we anticipate muted industry growth in 2023, we see meaningful opportunity for Vivid Seats to push our advantage and continue to cement the foundation for strong long-term strategic and financial performance.”

Key Performance Indicators ('000s)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Marketplace GOV(1)	$845,965	$876,467	$3,184,754	$2,399,092
Total Marketplace orders(2)	2,182	2,277	9,183	6,637
Total Resale orders(3)	88	78	313	199
Adjusted EBITDA(4)	$33,700	$27,522	$113,325	$109,869

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. During the three months ended December 31, 2022, Marketplace GOV was negatively impacted by event cancellations in the amount of $17.0 million compared to $33.2 million for the three months ended December 31, 2021. During the year ended December 31, 2022, Marketplace GOV was negatively impacted by event cancellations in the amount of $80.3 million compared to $108.0 million during the year ended December 31, 2021.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2022, our Marketplace segment experienced 29,337 event cancellations compared to 71,422 event cancellations during the three months ended December 31, 2021. During the year ended December 31, 2022, our Marketplace segment experienced 199,595 event cancellations compared to 257,109 event cancellations during the year ended December 31, 2021.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2022, our Resale segment experienced 822 event cancellations compared to 1,660 event cancellations during the three months ended December 31, 2021. During the year ended December 31, 2022, our Resale segment experienced 5,205 event cancellations compared to 6,165 event cancellations during the year ended December 31, 2021.
(4)
Adjusted EBITDA is not a measure defined under accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Refer to the Adjusted EBITDA section below for a reconciliation to its most directly comparable GAAP measure.

2023 Financial Outlook

Vivid Seats anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2023 to be:

•
Marketplace GOV in the range of $3.0 billion to $3.3 billion
•
Revenues in the range of $580.0 million to $610.0 million
•
Adjusted EBITDA in the range of $110.0 million to $115.0 million(5)

Additional detail around the 2023 outlook will be available on the fourth quarter 2022 earnings call.

(5)
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking GAAP net income (loss), the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the fourth quarter 2022 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding our future results of operations and financial position, including our expectations regarding Marketplace Gross Order Value, revenues and Adjusted EBITDA and the impact of our investments; our expectations with respect to live event industry growth; our competitive positioning; our business strategy; and the plans and objectives of management for future operations. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the continuing impact of the COVID-19 pandemic, the timing and manner of the resumption of large-scale sporting events, concerts and theater shows, our relationships with buyers, sellers and distribution partners, changes in Internet search engine algorithms or changes in marketplace rules, competition in the ticketing industry, the willingness of artists, teams and promoters to continue to support the secondary ticket market, and our ability to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, the impact of potential unfavorable legislative developments, the success of our acquisition of Betcha Sports, Inc. and rebranding of Betcha as Vivid Picks, the effects of a recession and inflation, our ability to obtain subsequent debt refinancing, the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure, the impact of cyber security risks, data loss or other breaches of our network security, our being a controlled company, and other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Copouls

Kate.Copouls@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$251,542	$489,530
Restricted cash	748	280
Accounts receivable – net	36,531	36,124
Inventory – net	12,783	11,773
Prepaid expenses and other current assets	29,912	72,504
Total current assets	331,516	610,211
Property and equipment – net	10,431	1,082
Right-of-use assets – net	7,859	—
Intangible assets – net	81,976	78,511
Goodwill	715,258	718,204
Other non-current assets	4,391	787
Total assets	$1,151,431	$1,408,795
Liabilities and equity (deficit)
Current liabilities:
Accounts payable	$161,312	$191,201
Accrued expenses and other current liabilities	181,970	281,156
Deferred revenue	31,983	25,139
Current maturities of long-term debt	2,750	—
Total current liabilities	378,015	497,496
Long-term debt – net	264,898	460,132
Long-term lease liabilities	14,911	—
Other liabilities	13,445	25,834
Total long-term liabilities	293,254	485,966
Commitments and contingencies
Redeemable noncontrolling interests	862,860	1,286,016
Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 82,410,774 issued and outstanding at December 31, 2022; 79,091,871 shares issued and outstanding at December 31, 2021	8	8
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at December 31, 2022 and December 31, 2021	12	12
Additional paid-in capital	663,908	182,091
Treasury stock, at cost, 4,342,477 shares at December 31, 2022; no shares at December 31, 2021	(32,494)	—
Accumulated deficit	(1,014,132)	(1,042,794)
Total Shareholders' deficit	(382,698)	(860,683)
Total liabilities, Redeemable noncontrolling interests, and Shareholders' deficit	$1,151,431	$1,408,795

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues	$164,990	$163,888	$600,274	$443,038
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	38,305	36,231	140,508	90,617
Marketing and selling	68,412	76,610	248,375	181,358
General and administrative	31,898	4,684	127,619	92,170
Depreciation and amortization	2,463	816	7,732	2,322
Change in fair value of contingent consideration	(845)	—	(2,065)	—
Income from operations	24,757	45,547	78,105	76,571
Other (income) expense:
Interest expense – net	3,316	7,702	12,858	58,179
Loss on extinguishment of debt	—	35,828	4,285	35,828
Other (income) expense	(1,609)	1,389	(8,227)	1,389
Income (loss) before income taxes	$23,050	$628	$69,189	$(18,825)
Income tax expense (benefit)	(1,784)	304	(1,590)	304
Net income (loss)	24,834	324	70,779	(19,129)
Net loss attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	—	6,617	—	(12,836)
Net income (loss) attributable to redeemable noncontrolling interests	14,749	(3,010)	42,117	(3,010)
Net income (loss) attributable to Class A Common Stockholders	$10,085	$(3,283)	$28,662	$(3,283)

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$70,779	$(19,129)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,732	2,322
Amortization of deferred financing costs and interest rate cap	1,052	4,472
Loss on asset disposals	369	—
Equity-based compensation expense	19,053	6,047
Loss on extinguishment of debt	4,285	35,828
Interest expense paid-in-kind	—	25,214
Change in fair value of warrants	(8,227)	1,389
Amortization of leases	2,170	—
Change in fair value of contingent consideration	(2,065)	—
Changes in operating assets and liabilities:
Accounts receivable	(329)	(874)
Inventory	(1,010)	(4,311)
Prepaid expenses and other current assets	42,894	7,623
Accounts payable	(30,779)	128,160
Accrued expenses and other current liabilities	(94,415)	14,196
Deferred paid-in-kind interest paid on May 2020 First Lein Loan	—	(44,141)
Deferred revenue	6,844	19,183
Other assets and liabilities	(3,978)	(189)
Net cash provided by operating activities	14,375	175,790
Cash flows from investing activities
Cash acquired (paid) in acquisition	(8)	301
Purchases of property and equipment	(3,558)	(1,132)
Purchases of personal seat licenses	(165)	(76)
Investments in developed technology	(11,684)	(8,438)
Net cash used in investing activities	(15,415)	(9,345)
Cash flows from financing activities
Proceeds from February 2022 First Lien Loan	275,000	—
Payments of February 2022 First Lien Loan	(2,062)	—
Distributions to non-controlling interests	(5,245)	—
Repurchase of Common Stock as Treasury Stock	(32,494)	—
Cash paid for milestone payments	(1,111)
Proceeds from PIPE Financing	—	475,172
Proceeds from the Merger Transaction	—	277,738
Redemption of Redeemable Senior Preferred Units	—	(236,026)
Payments of May 2020 First Lien Loan	—	(260,000)
Payments of June 2017 First Lien Loan	(465,712)	(153,009)
Prepayment penalty on extinguishment of debt	—	(27,974)
Payment of reverse recapitalization costs	—	(20,175)
Dividends paid to Class A Common Stock Shareholders	—	(17,698)
Payments of deferred financing costs and other debt-related costs	(4,856)	—
Net cash (used in) provided by financing activities	(236,480)	38,028
Net increase (decrease) in cash, cash equivalents, and restricted cash	(237,520)	204,473
Cash, cash equivalents, and restricted cash – beginning of period	489,810	285,337
Cash, cash equivalents, and restricted cash – end of period	$252,290	$489,810

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is not a measure defined under GAAP, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further limitations of Adjusted EBITDA are that it does not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$24,834	$324	$70,779	$(19,129)
Income tax expense (benefit)	(1,784)	304	(1,590)	304
Interest expense – net	3,316	7,702	12,858	58,179
Depreciation and amortization	2,463	816	7,732	2,322
Sales tax liability(1)	—	(25,605)	2,814	8,956
Transaction costs(2)	555	4,015	4,840	12,852
Equity-based compensation(3)	5,071	2,576	19,053	6,047
Loss on extinguishment of debt(4)	—	35,828	4,285	35,828
Litigation, settlements and related costs(5)	1,393	173	2,477	2,835
Severance related to COVID-19(6)	—	—	—	286
Change in value of warrants(7)	(1,609)	1,389	(8,227)	1,389
Change in fair value of contingent consideration(8)	(845)	—	(2,065)	—
Loss on asset disposals(9)	306	—	369	—
Adjusted EBITDA	$33,700	$27,522	$113,325	$109,869
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in the required jurisdictions. The sales tax liability presented herein represents the tax liability for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received, inclusive of any penalties and interest assessed by the jurisdictions. The aforementioned liability was fully paid in 2022.
(2)
Transaction costs consist of legal; accounting; tax and other professional fees; personnel-related costs, which consist of retention bonuses; and integration costs. Transaction costs recognized in 2022 were related to the merger transaction with Horizon Acquisition Corporation (the "Merger Transaction"), the acquisition of Betcha Sports, Inc. ("Betcha" rebranded as "Vivid Picks"), refinancing of the remaining June 2017 First Lien Loan with a new $275.0 million term loan (the "February 2022 First Lien Loan") and our offering to the holders of our outstanding public warrants to receive shares of Class A Common Stock in exchange for each outstanding public warrant tendered by the holder. Transaction costs recognized in 2021 were related to the Merger Transaction, to the extent they were not eligible for capitalization, and the acquisition of Vivid Picks.
(3)
We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted according to the 2021 Incentive Award Plan ("2021 Plan"), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.
(4)
Loss on extinguishment of debt incurred in 2022 resulted from the extinguishment of the June 2017 First Lien Loan in February 2022. Loss on extinguishment of debt incurred in 2021 and 2020 resulted from the retirement of the May 2020

First Lien Loan, fees paid related to the early payment of a portion of the principal of the June 2017 First Lien Loan in October 2021, and the retirement of the revolving credit facility in May 2020.
(5)
These expenses relate to external legal costs and settlement costs, which were unrelated to our core business operations.
(6)
These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic.
(7)
This relates to the revaluation of warrants to purchase common units of Hoya Intermediate ("Intermediate Units") held by Hoya Topco following the Merger Transaction.
(8)
This relates to the revaluation of Vivid Picks cash earnouts.
(9)
This relates to asset disposals, which are not considered indicative of our core operating performance.